                                                                   EXHIBIT 10.19

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                                  MASTER LEASE

                         dated as of December 23, 1997

                                    between

                              ABN AMRO BANK N.V.,

                                 as the Lessor

                                      and

                      CHASE BRASS & COPPER COMPANY, INC.,

                                 as the Lessee

================================================================================

                            Extrusion Press Facility

================================================================================


This Lease has been executed in counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

                               TABLE OF CONTENTS

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
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  1.1 Definitions; Interpretation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  2.1 Acceptance and Lease of Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  2.2 Acceptance Procedure.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  2.3 Lease Term.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  2.4 Title.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  3.1 Rent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  3.2 Payment of Basic Rent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  3.3 Supplemental Rent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  3.4 Method of Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  4.1 [Reserved].   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  5.1 Quiet Enjoyment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  6.1 Net Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  6.2 No Termination or Abatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  7.1 Ownership of the Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  8.1 Condition of the Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  8.2 Possession and Use of the Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  9.1 Compliance with Requirements of Law and Insurance Requirements.   . . . . . . . . . . . . . . . . . . . . . . . . 7
ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  10.1 Maintenance and Repair; Return.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  11.1 Modifications, Substitutions and Replacements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  12.1 Warranty of Title.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  13.1 Permitted Contests Other Than in Respect of Indemnities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  14.1 Public Liability and Workers' Compensation Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  14.2 Hazard and Other Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  14.3 Coverage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  14.4 Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





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                               TABLE OF CONTENTS
                                    (cont'd)

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
ARTICLE XV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  15.1 Casualty and Condemnation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
ARTICLE XVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  16.1 Termination by the Lessee upon Certain Events.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  16.2 Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
ARTICLE XVII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  17.1 Lease Events of Default.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  17.2 Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  17.3 Waiver of Certain Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  17.4 Power of Sale and Foreclosure.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  17.5 Remedies Cumulative.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  17.6 Lessee's Right to Cure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
ARTICLE XVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  18.1 The Lessor's Right to Cure the Lessee's Lease Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
ARTICLE XIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  19.1 Provisions Relating to the Lessee's Termination of this Lease or Exercise of Purchase Option or Obligation and
  Conveyance Upon Remarketing and Conveyance Upon Certain Other Events.   . . . . . . . . . . . . . . . . . . . . . .  21
ARTICLE XX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  20.1 Purchase Option.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  20.2 Expiration Date Purchase Obligation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  20.3 Acceleration of Purchase Obligation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
ARTICLE XXI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  21.1 Renewal.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
ARTICLE XXII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  22.1 Option to Remarket.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  22.2 Certain Obligations Continue.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  22.3 Support Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
ARTICLE XXIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  23.1 Holding Over.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
ARTICLE XXIV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  24.1 Risk of Loss.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
ARTICLE XXV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  25.1 Subletting and Assignment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
ARTICLE XXVI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  26.1 Estoppel Certificates.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
ARTICLE XXVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  27.1 Right to Inspect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  27.2 No Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
ARTICLE XXVIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  28.1 Acceptance of Surrender.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





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                               TABLE OF CONTENTS
                                    (cont'd)

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
ARTICLE XXVIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  29.1 [Reserved].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
ARTICLE XXX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  30.1 Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
ARTICLE XXXI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  31.1 Miscellaneous.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  31.2 Amendments and Modifications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  31.3 Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  31.4 Headings and Table of Contents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  31.5 Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  31.6 GOVERNING LAW.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  31.7 Limitations on Recourse.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  31.8 Original Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                   APPENDICES

APPENDIX I        DEFINITIONS AND INTERPRETATION


                                    EXHIBITS



EXHIBIT A         FORM OF LEASE SUPPLEMENT
EXHIBIT B         FORM OF EQUIPMENT SCHEDULE

                                  MASTER LEASE

         THIS MASTER LEASE (including all Lease Supplements from time to time executed and delivered, this "Lease"), dated as of December 23, 1997, between ABN AMRO BANK N.V., a bank organized under the laws of The Netherlands, having its principal office at 135 S. LaSalle Street, Chicago, Illinois 60603, as the lessor (the "Lessor"), and CHASE BRASS & COPPER COMPANY, INC., a Delaware corporation, having a principal office at State Route 15N, 14212 County Road M-50, Montpelier, Ohio 43543, as the lessee (the "Lessee").

                              W I T N E S S E T H:

         WHEREAS, the Lessor intends to purchase the Equipment, from time to time, subject to the terms and conditions of this Lease and the Participation Agreement and, simultaneously therewith, lease the Equipment to the Lessee pursuant to Lease Supplements to be entered into pursuant to this Lease; and

         WHEREAS, the Lessee desires to lease from the Lessor, and the Lessor is willing to lease to the Lessee, such Property pursuant to Lease Supplements to be entered into pursuant to this Lease;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

         1.1     Definitions; Interpretation.

         Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 to this Lease; and the rules of interpretation set forth in Appendix 1 to this Lease shall apply to this Lease.

                                   ARTICLE II

         2.1     Acceptance and Lease of Property.

         Effective as of the applicable Closing Date, the Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 6 of the Participation Agreement, hereby agrees to accept delivery of and lease the Equipment which may be purchased pursuant to this Lease or the Participation Agreement, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease any such Equipment pursuant to the Lease or the Participation Agreement.

         2.2     Acceptance Procedure.

         (a) The Lessor hereby authorizes one or more employees of the Lessee, to be designated by the Lessee, as the authorized representative or representatives of the Lessor to accept delivery on behalf of the Lessor of the Property identified on an Equipment Schedule.

         (b) The Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by the Lessee on the applicable Closing Date of a Lease Supplement in the form of Exhibit A hereto (appropriately completed) shall, without further act, constitute the irrevocable acceptance by the Lessee of the Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Property shall be subject to the terms and conditions of this Lease as of such Closing Date.

         (c) The Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by the Lessee of an Equipment Schedule in the form of Exhibit B hereto (appropriately completed) on or prior to the applicable Funding Date with respect to the acquisition of Equipment shall, without further act, constitute the irrevocable acceptance of the Equipment which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Equipment shall be subject to the terms and conditions of this Lease as of such Closing Date.

         2.3     Lease Term.

         The term of this Lease (the "Term") shall begin on the Closing Date with respect to such Equipment and shall end on the third anniversary of such Closing Date, unless the Term is renewed or earlier terminated in accordance with the provisions of this Lease.

         2.4     Title.

         The Property is leased to the Lessee without any representation or warranty of title, condition of the Equipment or permitted uses, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Property, other than for any such defect or exception constituting a Lessor Lien. The Lessee expressly waives and releases the Lessor from any common law or statutory covenant of quiet enjoyment.

                                  ARTICLE III

         3.1     Rent.

         (a) During the Term, the Lessee shall pay Basic Rent on each Payment Date, on the date required under Section 22.1(i) in connection with the Lessee's exercise of the Remarketing Option and on any date on which this Lease shall terminate.

         (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to the Agent or in such other manner as the Agent shall from time to time direct.

         (c) Neither the Lessee's inability or failure to take possession of all or any portion of the Property when delivered by the Lessor, nor the Lessor's inability or failure to deliver all or any portion of the Property to the Lessee on or before the applicable Closing Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to pay Rent for the Property from and after commencement of the Term.

         3.2     Payment of Basic Rent.

         Basic Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction, whether or not the Lessee's quiet possession of the Property is disturbed.

         3.3     Supplemental Rent.

         The Lessee shall pay to the Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

         3.4     Method of Payment.

         Each payment of Rent shall be made by the Lessee to the Agent by 12:00 noon, Chicago time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day or as otherwise required by the definition of the term "Interest Period" set forth in Appendix 1 hereto. Payments initiated after 12:00 noon, Chicago time shall be deemed received on the next succeeding Business Day.

                                   ARTICLE IV

         4.1     [RESERVED].

                                   ARTICLE V

         5.1     Quiet Enjoyment.

         LESSEE SPECIFICALLY DISCLAIMS ANY WARRANTY OF QUIET ENJOYMENT FOR ANY ACTION BY ANY PARTY, other than the obligations of the Lessor to remove Lessor Liens.

                                   ARTICLE VI

         6.1     Net Lease.

         This Lease shall constitute a net lease. It is the further express intent of Lessor and Lessee that the obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Supplemental Rent, and all other charges and sums payable by Lessee hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Requirements of Law, including any inability to occupy or use the Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including eviction; (iv) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, the Agent or any Participant; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, the Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor, the Agent, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor, any vendor, manufacturer, contractor of or for the Property, the Agent or any Participant; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof; or (xiii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

         6.2     No Termination or Abatement.

         The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, the Agent or any Participant, or any action with respect to this Lease or any Operative Document which may be taken by any trustee, receiver or liquidator of the Lessor, the Agent or any Participant or by any court with respect to the Lessor, the Agent or any Participant. The Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense (other than the defense of payment) with respect to any Rent. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                  ARTICLE VII


         7.1     Ownership of the Property.

         (a) It is the intent of the parties hereto that: (i) this Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and
(ii) for purposes of federal, state, and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is a financing arrangement and preserves ownership in the Property in the Lessee. Nevertheless, the Lessee acknowledges and agrees that neither the Agent, the Lessor nor any Participant has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

         (b) Anything to the contrary in the Operative Documents notwithstanding, the Lessor and the Lessee intend and agree that with respect to the nature of the transactions evidenced by this Lease, this Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Property to the Lessor and the Participants to secure the Lessee's performance under and payment of all amounts under this Lease and the other Operative Documents.

         (c)     Specifically, without limiting the generality of subsection
(b) of this Section 7.1, the Lessor and the Lessee further intend and agree that (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code, (iii) Lessee does hereby grant and assign to Lessor a security interest in and to all right, title and interest of the Lessee in and to the Property as collateral for the payment of all amounts payable by Lessee under this Lease and the Operative Documents; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. The Lessor and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the Term.

                                  ARTICLE VIII

         8.1     Condition of the Property.

         THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL HOLD TITLE TO THE EQUIPMENT, THE LESSEE IS SOLELY RESPONSIBLE FOR THE EQUIPMENT AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, THE AGENT OR ANY PARTICIPANT AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF. NEITHER THE LESSOR, THE AGENT NOR ANY PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (INCLUDING BUT NOT LIMITED TO ANY IMPLIED LIABILITY RELATING TO A COVENANT OF QUIET ENJOYMENT, WHICH THE LESSEE HEREBY EXPRESSLY WAIVES), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY

PART THEREOF) AND NEITHER THE LESSOR, THE AGENT NOR ANY PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

         8.2     Possession and Use of the Property.

         The Property shall be used in a manner consistent with properties of a similar nature in the businesses in which the Lessee is engaged or as permitted by a sublessee or assignee in Section 25.1 hereof and in compliance with any covenants, conditions and restrictions of record and any ordinance or law affecting the use and occupancy of the Property. At all times during the Term following installation and delivery of the Equipment, the Property shall be continuously used by the Lessee or a permitted assignee or sublessee in the ordinary course of its business. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease.

                                   ARTICLE IX

         9.1     Compliance with Requirements of Law and Insurance
Requirements.

         Subject to the terms of Article XIII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply with all Requirements of Law (including all Environmental Laws) and comply with all Insurance Requirements relating to the Property, including the construction, use, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XXII, whether or not compliance therewith shall interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance, repair and operation of the Property.

                                   ARTICLE X

         10.1    Maintenance and Repair; Return.

         (a) The Lessee, at its sole cost and expense, shall maintain the Property in good working order, mechanical condition and repair, subject in each case to ordinary wear and tear, and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and on a basis consistent with the operation and maintenance of properties comparable in type to the Property and in compliance with prudent industry practice.

         (b) The Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way. The Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

         (c) The Lessee shall, upon the expiration or earlier termination of this Lease, surrender the Property to the Lessor in its then-current, "AS IS" condition, subject to the Lessee's obligations under Sections 9.1, 10.1(a), 11.1, 12.1, 15.1(e), 15.2, 22.1 and 23.1.

         (d) The Lessee warrants that it shall cause the Equipment currently being delivered and installed on the Site to be designed and constructed in a workmanlike manner and in accordance with all Requirements of Law, so that such Equipment will be fit for its intended purpose.

                                   ARTICLE XI

         11.1    Modifications, Substitutions and Replacements.

         (a) The Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided that: (i) no Modification shall impair the value, utility or useful life of the Property or any part thereof from that which existed immediately prior to such Modification; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner;
(iii) the Lessee shall comply with all Requirements of Law (including all Environmental Laws) and comply with all Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected in any material respect; (iv) subject to the terms of Article XIII relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; and (v) such Modifications shall comply with Sections 8.2 and 10.1. All Modifications (other than those that both are not Modifications required to be made pursuant to a Requirement of Law or an Insurance Requirement ("Required Modification") and are readily removable without impairing the value, utility or remaining useful life of the Property) shall remain part of the Property and shall be subject to this Lease, and title thereto shall immediately vest in the Lessor. The Lessee may place upon the Site any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Section 10.1(a); provided that such trade fixtures, machinery, equipment or other property do not impair the value, utility or remaining useful life of the Property in any material respect; provided, further, that the Lessee shall keep and maintain at the Property and shall not remove from the Property any Equipment financed or otherwise paid for (directly or indirectly) by the Lessor or any Participant pursuant to the Participation Agreement.

         (b) The Lessee shall deliver to the Lessor and the Agent a brief written narrative of the work to be done in connection with any Modification to the Property the cost of which is anticipated to exceed $500,000 in the aggregate.

                                  ARTICLE XII

         12.1    Warranty of Title.

         (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XIII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property (or the Lessor's interest therein) or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Agent pursuant to the Participation Agreement or the other Operative Documents, other than Permitted Liens and Lessor Liens.

         (b) Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR, ANY PARTICIPANT NOR THE AGENT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR IN AND TO THE PROPERTY.

                                  ARTICLE XIII

         13.1    Permitted Contests Other Than in Respect of Indemnities.

         Except to the extent otherwise provided for in Section 13 of the Participation Agreement, the Lessee, on its own or on the Lessor's behalf but at the Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Requirement of Law, or any Lien, attachment, levy, encumbrance or encroachment, and the Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Property, the Lessor, the Agent and the Participants or the Lessee shall have bonded or otherwise secured such amount in a manner satisfactory to the Lessor and the Agent; (b) there shall be no risk of the imposition of a Lien (other than Permitted Liens) on the Property and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on the Lessor, the Agent or any Participant for failure to comply therewith (unless, in the case of civil liability, the Lessee shall have bonded or otherwise secured such amount in a manner satisfactory to the Lessor and the Agent); and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then the Lessee shall deliver to the Lessor a Responsible Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. The Lessor, at the Lessee's sole cost and expense, shall execute and deliver to the Lessee such authorizations and other documents as may reasonably be required or reasonably requested by Lessee in connection with any such contest and, if reasonably requested by the Lessee, shall join as a party therein at the Lessee's sole cost and expense.

                                  ARTICLE XIV

         14.1    Public Liability and Workers' Compensation Insurance.

         During the Term, the Lessee shall procure and carry, at the Lessee's sole cost and expense, commercial general liability insurance, including contractual liability, for claims for injuries or death sustained by persons or damage to property while on the Site and such other public liability coverages as are ordinarily procured by Persons who own or operate similar properties and consistent with prudent business practice, which policies shall include contractual liability endorsements covering the Lessee's indemnification obligations in Section 14.4. Such insurance shall be on terms and in amounts (which shall be acceptable to the Lessor, which acceptance shall not be unreasonably withheld) that are no less favorable than insurance maintained by the Lessee with respect to similar properties that it owns and that are in accordance with prudent business practice and may be provided under blanket policies maintained by or on behalf of the Lessee. The policy shall be endorsed to name the Lessor, the Agent and each Participant as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor, the Agent or the Participants may have in force. The Lessee shall, in the delivery and installation of the Equipment and the operation of the Property (including in connection with any Modifications thereof) comply with the applicable workers' compensation laws and protect the Lessor, the Agent and the Participants against any liability under such laws.

         14.2    Hazard and Other Insurance.

         During the Term, the Lessee shall keep, or cause to be kept, the Property insured against loss or damage by fire and other risks in an amount not less than the then current Asset Termination Value and on terms that are no less favorable than insurance covering other similar properties owned or leased by the Lessee and that are in accordance with prudent business practice. The Lessee may provide such coverage under blanket policies maintained by the Lessee. During the delivery and installation of any Equipment the Lessee shall also maintain builders' risk insurance. Each policy of insurance maintained by the Lessee pursuant to this Section 14.2 shall provide that all insurance proceeds in respect of any loss or occurrence shall be paid to and adjusted solely by the Lessee except from and after the date on which the insurer receives written notice from the Lessor or the Agent that a Lease Event of Default exists (and unless and until such insurer receives written notice from the Lessor or the Agent that all Lease Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent (or the Lessor if the Participation Interests have been fully paid) for application pursuant to Article XV.

         14.3    Coverage.

         (a) The Lessee shall furnish the Lessor and the Agent with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming the Lessor, the Agent and each Participant as additional insureds and, with respect to the insurance required under Section 14.2, loss payees, and showing the mortgagee endorsement required by Section 14.3(c). All such insurance shall be at the cost and expense of the Lessee. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to the Lessor and the Agent in the event of cancellation of or any significant reduction in the coverage provided by such insurance.

         (b) The Lessee agrees that the insurance policy or policies required by Sections 14.1 and 14.2 shall include (i) an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor, the Agent and the Participants, and their respective rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of the Lessee or any other Person having any interest in the Property, and (ii) a so-called "Waiver of Subrogation Clause". The Lessee hereby waives any and all such rights against the Lessor, the Agent and the Participants to the extent of payments made under such policies.

         (c) All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by the Lessee which is rated in Best's Key Rating Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least 12 in Best's Key Rating Guide or be otherwise acceptable to the Lessor, the Agent and the Required Participants. All insurance policies required by Section 14.2 shall include a standard form mortgagee endorsement in favor of the Agent. Notwithstanding the other provisions of this Article XIV, in the absence of a continuing Event of Default, the Lessee may provide the insurance coverage required under this Article XIV through its self-insurance program.

         (d) The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV except that the Lessor may carry separate liability insurance (at its sole cost) so long as (i) the Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Lessee's policy and (ii) each such insurance policy will not cause the Lessee's insurance required under this Article XIV to be subject to a coinsurance exception of any kind.

         (e) The Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Term, at the time each of the Lessee's insurance policies is renewed (but in no event less frequently than once each year), the Lessee shall deliver to the Lessor and the Agent certificates of insurance evidencing that all insurance required by this
Article XIV is being maintained by the Lessee with respect to the Property and is in effect.

         (f) The Lessee hereby waives, releases and discharges the Lessor, the Agent and each Participant and their agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article XIV notwithstanding that such loss, claim, expense or damage may have been caused by the Lessor, the Agent or any Participant or any of their agents or employees, and the Lessee agrees to look to the insurance coverage only in the event of such loss.

         14.4    Indemnification.

         In addition to the indemnification provisions provided for in Section 13 of the Participation Agreement, to the fullest extent allowed by law, the Lessee shall at all times indemnify, defend and hold each Indemnitee harmless against and from any and all Claims by or on behalf of any Person arising from the delivery or installation of the Equipment or conduct of management, or from any work or things whatsoever done in or about the Property, and will further indemnify, defend and hold each Indemnitee harmless against and from any and all Claims arising during the term of this Lease, from any condition of the Property or arising from any breach or default on the part of the Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed, pursuant to the terms of this Lease or arising from any act or negligence of the Lessee, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any Person occurring during the term of this Lease, in or about the Property. The indemnification provisions of this Section 14.4 shall be subject to the indemnification provisions of Section 13.1 of the Participation Agreement (including the limitations to the Lessee's obligation to indemnify as set forth in clauses (1) through (6) of the proviso of such Section 13.1) and any action, suit or proceeding in respect of any such Claim shall be handled in the manner set forth in Section 13.4 of the Participation Agreement.

                                   ARTICLE XV

         15.1    Casualty and Condemnation.

         (a) Subject to the provisions of this Article XV and Article XVI (in the event the Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Default, the Lessee shall be entitled to receive (and the Lessor shall pay over to the Lessee, if received by the Lessor, and hereby irrevocably assigns to the Lessee all of the Lessor's right, title and interest in) any award, compensation or insurance proceeds to which the Lessee or the Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof, is the subject of a Condemnation; provided, however, if a Lease Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Agent or, if received by the Lessee, shall be held in trust for the Agent, and shall be paid over by the Lessee to the Agent (or, if the Participation Interests have been fully paid, to the Lessor) and held in accordance with the terms of this paragraph (a).
If, contrary to such provision, any such award, compensation or insurance proceeds are paid to the Lessor or the Lessee rather than to the Agent, the Lessor and the Lessee, as the case may be, hereby agree to transfer any such payment to the Agent. All amounts held by the Lessor or the Agent when a Lease Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or the Agent or turned over to the Lessor or the Agent shall either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with paragraph (e) of this Section 15.1, or (ii) applied to the purchase price of the Property on the Termination Date, with any Excess Proceeds being payable to the Lessee.

         (b) Prior to the occurrence of an Event of Default the Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

         (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other and to the Agent promptly after the receipt of such notice.

         (d) In the event of a Casualty or receipt of notice by the Lessee or the Lessor of a Condemnation, the Lessee may deliver to the Lessor and the Agent a Termination Notice with respect to all or a portion of the Property pursuant to Section 16.1. If the Lessee does not deliver a Termination Notice within thirty (30) days after such occurrence, then this Lease shall (subject to the terms and conditions thereof) remain in full force and effect, and the Lessee shall, at the Lessee's sole cost and expense, promptly and diligently restore the Property pursuant to paragraph (e) of this Section 15.1 and otherwise in accordance with this Lease. If the Lessee delivers a Termination Notice within thirty (30) days after such occurrence, a Significant Event shall irrevocably be deemed to have occurred with respect to the Property, and, in such event, this Lease shall terminate and the Lessee shall purchase the Property or such portion thereof on the next Payment Date (or, if such Payment Date is within fifteen (15) days of the Lessor's receipt of such Termination Notice, on the Payment Date next following such Payment Date) (a "Termination Date") pursuant to Article XVI hereof.

         (e) If pursuant to this Section 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this paragraph, the Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation or substitute new Equipment for the affected Equipment in conformity with the requirements of Sections 10.1 and 11.1 using the as-built Plans and Specifications for the Equipment (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Requirements of Law) so as to restore the Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation; provided, the substitution of any Property for any such affected Property shall, at the Lessor's reasonable request, be subject to delivery of an independent third-party appraisal reasonably satisfactory to the Lessor and the Required Participants by an appraiser satisfactory to the Lessor and the Required Participants showing both
(i) a current Fair Market Sales Value and (ii) expected Fair Market Sales Value as of the than current Expiration Date and the dates on which any potential Renewal Term would expire, in each case equal to or greater than such values at such dates for the Property being replaced. In the event of such restoration, title to the Property shall remain with the Lessor; provided, that (i) title to any such substituted property shall vest in the Lessor and such property shall constitute Property thereafter for all purposes of this Lease, and (ii) the Lessor shall assign all of its right, title and interest to the Lessee in any such replaced property without representation or warranty of any kind other than that such property is free of Lessor Liens. Upon completion of such restoration, the Lessee shall furnish the Lessor an architect's certificate of substantial completion and a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Lease.

         (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect the Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XIX and XX.

         (g) Any Excess Proceeds received by the Lessor or the Agent in respect of a Casualty or Condemnation shall be turned over to the Lessee, provided that no Lease Event of Default or Lease Default has occurred and is continuing.

                                  ARTICLE XVI

         16.1    Termination by the Lessee upon Certain Events.

         If either: (i) the Lessee or the Lessor shall have received notice of a Condemnation, and the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate that such Condemnation is a Significant Condemnation; or
(ii) a Casualty occurs, and the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate that such Casualty is a Significant Casualty; then, the Lessee shall, simultaneously with the delivery of the Responsible Officer's Certificate pursuant to the preceding clause (i) or (ii) deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice").

         16.2    Procedures.

         (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the Property or the affected portion thereof on a date that is no later than thirty (30) days after the occurrence of the applicable event described in clause (i) or (ii) of Section 16.1 (the "Termination Date"), such termination to be effective upon the Lessee's payment of the Asset Termination Value (or portion thereof representing the Property Improvement Cost of the affected portion of the Property); and (ii) a binding and irrevocable agreement of the Lessee to pay the Asset Termination Value (or such portion thereof) and purchase the Property or the affected portion thereof on the Termination Date.

         (b) On the Termination Date, the Lessee shall pay to the Lessor the Asset Termination Value (or such portion thereof, as applicable), including all other amounts owing in respect of Rent for the Property (including Supplemental Rent) theretofore accruing, and the Lessor shall convey the Lessor's interest in the Property or such portion thereof to the Lessee (or the Lessee's designee) all in accordance with Section 19.1, as well as any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Lease with respect to the Property theretofore received by the Lessor.

                                  ARTICLE XVII

         17.1    Lease Events of Default.

         The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

         (a) the Lessee shall fail to make payment of (i) any Basic Rent (other than a payment of Basic Rent due on the Expiration Date or Termination
Date) within five (5) Business Days after the same has become due and payable or (ii) Basic Rent, Purchase Option Price, Asset Termination Value or Residual Value Guarantee Amount or other amounts due on the Expiration Date or the Termination Date, including, without limitation, amounts due pursuant to Sections 16.2, 20.1, 20.2, 20.3 or 22.1, after the same has become due and payable;

         (b) Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in clause (a) of this Section) due and payable within five (5) Business Days after the same has become due and payable;

         (c)     the Lessee shall fail to maintain insurance as required by
Article XIV of this Lease;

         (d) the Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Lease, the Participation Agreement or any other Operative Document to which it is a party other than those described in
Section 17.1(a), (b), (c) or (m) hereof, or any representation or warranty set forth in this Lease or in any other Operative Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any Material way, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty (30) days after receipt of written notice thereof; provided, that if such failure to perform is not capable of being cured within such period but is capable of being cured within one hundred eighty (180) days after the occurrence of such default and the Lessee is proceeding diligently to cure such default, the Lessee shall be entitled to request an additional period (not to exceed one hundred eighty (180) days from the date of such default) to cure such default, which consent may be granted by the Lessor in its sole discretion;

         (e) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, or (v) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof;

         (f) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Lessee and shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a custodian, trustee or receiver for the Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof;

         (g) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

         (h) a final judgment for the payment of money in excess of $3,000,000 shall be entered against the Lessee or any Subsidiary and such judgment is not discharged, vacated, bonded or stayed pending appeal (pursuant to laws, rules or court orders) within a period of thirty (30) days from the date of entry of such judgment;

         (i) the Lessee or any of its Subsidiaries (i) shall default in the payment when due, whether at stated maturity or otherwise, of principal or interest in respect of Indebtedness having an aggregate principal amount in excess of $3,000,000 (including, without limitation,

Indebtedness outstanding under the Credit Agreement) and such payment default continues unremedied until the expiration of any applicable grace period; or
(ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of any such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded;

         (j) a Guarantee Event of Default shall have occurred and be continuing;

         (k) if the Lessee shall not have exercised its Purchase Option pursuant to Section 20.1 hereof and the Lessee shall have validly exercised its Remarketing Option pursuant to Section 22.1 hereof, the Lessee shall have failed (A) to consummate a sale of the Property in the manner provided therein on the Expiration Date and to pay to the Agent (or such other Person as the Agent may direct) pursuant to such Section the Residual Value Guarantee Amount and the other amounts required thereby, or (B) to purchase the Lessor's interest in the Property on the Expiration Date as provided in Section 20.2 hereof and to pay to the Lessor the Asset Termination Value therefor on the Expiration Date as required thereby;

         (l) the Lessee shall have abandoned or constructively abandoned all or any material portion of the Property for a period of 30 consecutive days;

         (m) the Lessee shall have elected to or be required to purchase the Property pursuant to Section 16.2 hereof and such purchase shall not have been consummated on the Termination Date pursuant to either such Section;

         (n) an Event of Default (as such term is defined in the Credit Agreement) shall have occurred and be continuing; or

         (o) the Lessee shall fail to have delivered to the Agent, each Participant and the Lessor, on or before the tenth Business Day after the date hereof, an opinion of counsel to the Lessee addressing those matters set forth in Exhibit C-3 of the Participation Agreement in form and substance reasonably satisfactory to the Agent, each Participant and the Lessor.

         17.2    Remedies.

         Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default (including, without limitation, the obligation of the Lessee to purchase the Property as set forth in Section 20.3):

         (a) The Lessor may, by notice to the Lessee, rescind or terminate this Lease as to all or any portion of the Property as of the date specified in such notice; however, (i) no reletting or taking of possession of the Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default, and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Lessor;

         (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VIII, IX and X hereof as if the Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) and remove all of the Property or any part thereof, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor and/or the Agent or the Participants in connection with any reletting, including, without limitation, brokers' fees and all costs of any alterations or repairs made by the Lessor;

         (c) The Lessor may (i) sell all or any part of the Property at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Asset Termination Value calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over
(2) the net proceeds of such sale, if any (that is, after deducting all costs and expenses incurred by the Lessor, the Agent and the Participants incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair or alteration costs) plus (B) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

         (d) The Lessor may, at its option, not terminate the Lease with respect to the Property, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of the Property by the Lessee or repossession of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make such reasonable alterations and necessary repairs in order to relet the Property, and relet the Property or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Lessor from such reletting shall be applied to the Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as the Lessor may elect in the Lessor's sole and absolute discretion. If such rentals received from such reletting during any period be less than the Rent with respect to the Property to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on the next Payment Date;

         (e) Unless the Property has been sold in its entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Section
17.2 with respect to the Property or portions thereof, demand, by written notice to the Lessee specifying a date (a "Termination Date") not earlier than 10 days after the date of such notice, that the Lessee purchase, on such Termination Date, the Property (or the remaining portion thereof) in accordance with the provisions of Article XIX and Section 20.2;

         (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term; or

         (g) The Lessor may retain and apply against the Lessor's damages all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

         17.3    Waiver of Certain Rights.

         If this Lease shall be terminated pursuant to Section 17.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVII.

         17.4    Power of Sale and Foreclosure.

         In the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties pursuant to Section 7.1, and subject to the availability of such remedy under applicable law, then the Lessor and the Lessee agree that (i) the Lessee hereby grants a Lien against the Property WITH POWER OF SALE, and that, upon the occurrence of any Lease Event of Default the Lessor shall have the power and authority, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell the Property at the time and place of sale fixed by the Lessor in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as the Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW THE LESSOR TO TAKE THE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE LESSEE UNDER THIS INSTRUMENT, and (ii) upon the occurrence of a Lease Event of Default, the Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Property, or against the Lessee on a recourse basis for the Asset Termination Value, or the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Property, or for the enforcement of any other appropriate legal or equitable remedy.

         17.5    Remedies Cumulative.

         The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, any mortgage foreclosure remedies.

         17.6    Lessee's Right to Cure.

         Notwithstanding any provision contained in the Lease or any other Operative Agreement, if a Lease Event of Default has occurred and is continuing, the Lessee shall have the right to cure such Lease Event of Default by exercising its Purchase Option at any time prior to such time as a foreclosure upon or sale of the Property has been completed.

                                 ARTICLE XVIII

         18.1    The Lessor's Right to Cure the Lessee's Lease Defaults.

         The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Default or Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the

Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor on demand, as Supplemental Rent.

                                  ARTICLE XIX

         19.1 Provisions Relating to the Lessee's Termination of this Lease or Exercise of Purchase Option or Obligation and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events.

         (a) In connection with any termination of this Lease pursuant to the terms of Section 16.2, or in connection with the Lessee's exercise of its Purchase Option or Expiration Date Purchase Obligation, upon the date on which this Lease is to terminate or upon the Expiration Date, and upon tender by the Lessee of the amounts set forth in Sections 10.1(c), 16.2(b), 20.1, 20.2 or 20.3, as applicable, the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense an assignment without recourse of the Lessor's entire interest in the Equipment (which shall include a release, quitclaim and assignment of all of the Lessor's right, title and interest in and to any Net Proceeds not previously received by the Lessor), subject to any encumbrance caused by the fault, neglect or intention of the Lessee, in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens attributable to the Lessor. The Equipment shall be conveyed to the Lessee "AS IS" and in its then present condition of title and physical condition.

         (b) If the Lessee properly exercises the Remarketing Option, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Property to the independent purchaser thereof, by surrendering the same into the possession of the Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens and Permitted Liens of the type described in clause (vii) of the definition of Permitted Liens, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted and in compliance with Applicable Law. The Lessee shall cooperate reasonably with the Lessor and the independent purchaser of the Property in order to facilitate the purchase by such purchaser of the Property which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date: providing all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto in the possession of the Lessee or as to which the Lessee shall have rights therein, providing a current copy of the "as built" Plans and Specifications for the Property, granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

                                   ARTICLE XX

         20.1    Purchase Option.

         Without limitation of the Lessee's purchase obligation pursuant to Sections 20.2 or 20.3, unless the Lessee shall have given notice of its intention to exercise the Remarketing Option and the Lessor shall have entered into a binding contract to sell the Property, the Lessee shall have the option (exercisable by giving the Lessor irrevocable written notice (the "Purchase Notice") of the Lessee's election to exercise such option) to purchase, or to designate a third party to purchase, the Property on the date specified in such Purchase Notice, which date shall be a Payment Date. The purchase price shall be equal to the Asset Termination Value (including all amounts owing in respect of Rent (including Supplemental Rent) theretofore accruing) (the "Purchase Option Price"). The Lessee shall deliver the Purchase Notice to the Lessor not less than thirty (30) days prior to the purchase date. If the Lessee exercises its option to purchase the Property pursuant to this
Section 20.1 (the "Purchase Option"), the Lessor shall transfer to the Lessee all of the Lessor's right, title and interest in and to the Property as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price (including all Rent and other amounts then due and payable under this Lease and any other Operative Document), in accordance with Section 19.l(a).

         20.2    Expiration Date Purchase Obligation.

         Unless (a) the Lessee shall have properly exercised the Purchase Option pursuant to Section 20.1 and purchased the Property pursuant thereto,
(b) the Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of clauses (a) through (k) of Section 22.1 hereof and the Lessor shall have sold its interest in the Property pursuant thereto, or (c) the Lessee shall have properly exercised the Renewal Option pursuant to Section 21.1, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of Section 19.1(a), the Lessee shall purchase from the Lessor, and the Lessor shall assign to the Lessee without recourse, on the Expiration Date of the Term (as such Term may be renewed pursuant to Section 21.1) all of the Lessor's right, title and interest in the Property for an amount equal to the Asset Termination Value. The Lessee may designate, in a notice given to the Lessor not less than ten
(10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay the Lessor an amount equal to the Asset Termination Value that was not fully and finally paid by such designee on such Expiration Date.

         20.3    Acceleration of Purchase Obligation.

         (a) The Lessee shall be obligated to purchase for an amount equal to the Asset Termination Value the Lessor's interest in the Property (notwithstanding any prior election to exercise its Purchase Option pursuant to Section 20.1) (i) automatically and without notice upon the occurrence of any Lease Event of Default specified in clause (f) or (g) of Section 17.1, and (ii) as provided for at Section 17.2(e) immediately upon written demand of the Lessor upon the occurrence of any other Lease Event of Default.

         (b) The Lessee shall be obligated to purchase for an amount equal to the Asset Termination Value (including all amounts owing in respect of Rent (including Supplemental Rent) theretofore accruing) immediately upon written demand of the Lessor the Lessor's interest in the Property at any time during the Term when the Lessor ceases to have title as contemplated by Section 12.1.

                                  ARTICLE XXI

         21.1    Renewal.

         (a) Subject to the conditions set forth herein, the Lessee shall have three options (the "Renewal Options") by written notice (the "Renewal Request") to the Lessor, each Participant and the Agent given not later than 120 days prior to the Expiration Date then in effect, to renew the Term for periods of one-year each commencing on the date following the Expiration Date then in effect. The renewal of the Term contemplated by any Renewal Request shall become effective as of the date following the Expiration Date then in effect; provided that such renewal shall be subject to and conditioned upon the following:

                          (A) on both the Expiration Date then in effect and the date of the Renewal Request, (i) no Lease Default or Lease Event of Default shall have occurred and be continuing, and (ii) the Lessor and the Agent shall have received a Responsible Officer's Certificate of the Lessee as to the matters set forth in clause (i) above, and

                          (B) the Lessee shall not have exercised the Remarketing Option.

         (b) Each renewal of this Lease shall be on the same terms and conditions as are set forth in this Lease for the original Term, with such modifications thereto, if any, as the parties hereto and to the other Operative Documents may negotiate based upon the current credit information regarding the Lessee, interest rates and such other factors as the Lessor may consider relevant. No more than three Renewal Terms shall be permitted hereunder.

                                  ARTICLE XXII

         22.1    Option to Remarket.

         Subject to the fulfillment of each of the conditions set forth in this
Section 22.1, the Lessee shall have the option (the "Remarketing Option") to market for the Lessor and complete the sale of all, but not less than all, of the Lessor's interest in the Property on the Expiration Date for the Lessor.

The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as of the dates set forth below.

         (a) Not later than one hundred twenty (120) days prior to the Expiration Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable (except by delivery of a Purchase Notice and consummation of the exercise of the Purchase Option prior to the earlier of (i) the Expiration Date or (ii) the date on which the Lessor enters into a binding contract to sell the Property pursuant to the exercise of the Remarketing Option).

         (b)     [RESERVED].

         (c) On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist, and thereafter, no uncured Lease Event of Default or Lease Default shall exist.

         (d) The Lessee shall have completed all Modifications, restoration and rebuilding of the Property pursuant to Sections 11.1 and 15.1 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which the Lessor receives the Lessee's notice of the Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to Section 13.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the last day of the Term. Any Permitted Liens on the Property that were contested by the Lessee shall have been removed.

         (e) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use commercially reasonable efforts to sell the Lessor's interest in the Property on or prior to the Expiration Date (without diminishing the Lessee's obligation to consummate the sale on the Expiration
Date) and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value. The Lessee will be responsible for hiring and compensating brokers and making the Property available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of the Property and any maintenance records relating to the Property by the Lessor, any Participant and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Property to any purchaser. All such marketing of the Property shall be at the Lessee's sole expense. The Lessee shall allow the Lessor and any potential qualified purchaser reasonable access to the Property for the purpose of inspecting the same.

         (f) The Lessee shall submit all bids to the Lessor, the Agent and the Participants, and the Lessor will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis unless the Lessor, the Agent and the Participants shall otherwise agree in their sole discretion. The Lessee shall procure bids from one or more bona fide prospective purchasers and shall deliver to the Lessor, the Agent and the Participants not less than ninety (90) days prior to the Expiration Date a binding written unconditional (except as set forth below), irrevocable offer by such purchaser or purchasers offering the highest bid to purchase the Property. No such purchaser shall be the Lessee, or any Subsidiary or Affiliate of the Lessee. The written offer must specify the Expiration Date as the closing date unless the Lessor, the Agent and the Participants shall otherwise agree in their sole discretion.

         (g) In connection with any such sale of the Property, the Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Property, as well as such other terms and conditions as may be negotiated between the Lessee and the purchaser. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

         (h) The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Property, whether incurred by the Lessor or the Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's and the Agent's reasonable attorneys' fees, the Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

         (i) The Lessee shall pay to the Agent on or prior to the Expiration Date (or to such other Person as the Agent shall notify the Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Residual Value Guarantee Amount, including all Rent and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in Section 3.4 hereof.

         (j) If the selling price of the Property is less than the difference between the Asset Termination Value minus the Residual Value Guarantee Amount, then the Lessee shall have caused to be delivered to the Lessor, the Agent and each Participant the appraisal required by Section 13.2 of the Participation Agreement thirty (30) Business Days prior to the Expiration Date and shall pay to the Agent on or prior to the Expiration Date (or to such other person as the Agent shall notify the Lessee in writing) the amounts required to be paid pursuant to Section 13.2 of the Participation Agreement.

         (k) The purchase of the Property shall be consummated on the Expiration Date following the payment by the Lessee pursuant to paragraphs (i) and (j) above and contemporaneously with the Lessee's surrender of the Property pursuant to Section 19.1(b) and the gross proceeds (the "Gross Proceeds") of the sale of the Property (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Agent; provided, however, that if the sum of the Gross Proceeds from such sale plus the Residual Value Guarantee Amount paid by the Lessee pursuant to paragraph
(i) above exceeds the Asset Termination Value as of such date, then the excess shall be paid to the Lessee on the Expiration Date.

If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above, or the Property is not purchased as aforesaid, then the Lessor shall declare by written notice to the Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by the Lessee) as to the Property, in which event all of the Lessee's rights under this Section 22.1 shall immediately terminate and the Lessee shall be obligated to purchase all of the Lessor's interest in the Property pursuant to Section
20.2 on the Expiration Date. Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Property.

         22.2    Certain Obligations Continue.

         During the Marketing Period, the obligation of the Lessee to pay Rent (including the installment of Basic Rent due on the third anniversary of the Closing Date or at the end of a Renewal Term, or on the Expiration Date, as the case may be) shall continue undiminished until payment in full to the Agent of the Gross Proceeds, the Residual Value Guarantee Amount, and all other amounts due to the Lessor with respect to the Property under the Operative Documents. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.

         22.3    Support Obligations.

         In the event that the Lessee does not elect to purchase the Property on the Expiration Date or, pursuant to the Lessor's exercise of remedies under
Article XVII, this Lease is terminated, the Lessee shall provide the Lessor, effective on the Expiration Date, with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use and operate the Property for its intended purposes (to the extent such items are transferable or may be obtained by the Lessee on behalf of another party), (ii) such easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, repair, access to or maintenance of the Property as the Lessor shall request, and (iii) a services agreement covering such services as the Lessor may request in order to use and operate the Property for its intended purposes at such rates (not in excess of arm's length fair market rates) as shall be acceptable to the Lessor and the Lessee. All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this Section 22.3 shall be in form satisfactory to the Lessor and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

                                 ARTICLE XXIII

         23.1    Holding Over.

         If the Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to the Lessee), such possession shall be as a tenancy at sufferance during which time the Lessee shall continue to pay Supplemental Rent that would be payable by the Lessee hereunder were the Lease then in full force and effect and the Lessee shall continue to pay Basic Rent at an annual rate equal to 110% of the average rate of Basic Rent payable hereunder during the Term. Such Basic Rent shall be payable from time to time upon demand by the Lessor. During any period of tenancy at sufferance, the Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property and to exercise its Purchase Option at any time prior to such time as a foreclosure upon or sale of the Property has been completed. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of the Lessor to the holding over of the Lessee after the expiration or earlier termination of this Lease (unless the Property is conveyed to the Lessee), and nothing contained herein shall be read or construed to relieve the Lessee of its obligations to purchase or remarket the Property on the Expiration Date pursuant to Article XX or Article XXII or as preventing the Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to the Lessor at law or in equity or hereunder.

                                  ARTICLE XXIV

         24.1    Risk of Loss.

         During the Term the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor.

                                  ARTICLE XXV

         25.1    Subletting and Assignment.

         The Lessee may assign with recourse this Lease or any of its rights or obligations hereunder in whole or in part to any Person, in which case the Lessee and the Guarantor shall guarantee performance of the obligations of such assignee under this Lease by a guaranty in form and substance acceptable to the Lessor and the Required Participants. The Lessee may, without the consent of the Lessor, sublease the Property or portion thereof to any Person, provided, that no such sublease shall, in the opinion of the Lessor, adversely affect any of the Lessor's interests, rights or remedies under the Lease or the Lessor's title to the Property. No assignment, sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so assigned or sublet. Any sublease of the Property shall be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder, and shall expressly provide for the surrender of the Property (or portion thereof) after a Lease Event of Default hereunder. All such subleases shall expressly provide for termination at or prior to the earlier of the applicable Expiration Date or other date of termination of this Lease unless the Lessee shall have purchased the Property pursuant to Article XX. No assignee or sublessee shall be permitted to engage in any activities on the Property that are substantially different from those engaged in by the Lessee without the prior written consent of the Lessor. The Lessee shall furnish a copy of all subleases to the Lessor and the Agent promptly after their execution.

                                  ARTICLE XXVI

         26.1    Estoppel Certificates.

         At any time and from time to time upon not less than twenty (20) days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party (but not more than four times per year unless required to satisfy the requirements of any sublessees and only to the extent that the required information has been provided to the Certifying Party by the other party) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXVI may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                                 ARTICLE XXVII

         27.1    Right to Inspect.

         During the Term, the Lessee shall upon reasonable notice from the Lessor (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), permit the Lessor, the Agent and their respective authorized representatives to inspect the Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Property.

         27.2    No Waiver.

         No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                                 ARTICLE XXVIII

         28.1    Acceptance of Surrender.

         No surrender to the Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Participation Agreement and termination of the Commitments, the Agent, and no act by the Lessor or the Agent or any representative or agent of the Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXVIX

         29.1    [RESERVED].

                                  ARTICLE XXX

         30.1    Notices.

         All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered (i) personally, (ii) by a nationally recognized overnight courier service, (iii) by mail (by registered or certified mail, return receipt requested, postage prepaid) or
(iv) by facsimile, addressed to the respective parties, as follows:

If to the Lessee:

Chase Brass & Copper Company, Inc.
State Route 15N
14212 Country Road M-50
Montpelier, Ohio 43543

Attention:       Corporate Secretary
Telephone:       (419) 485-3193
Facsimile:       (419) 485-8150

If to the Lessor:

ABN AMRO Bank N.V., Chicago Branch
Central Processing Unit
135 South LaSalle Street
Suite 2805
Chicago, Illinois 60603

Attention:       Credit Administration
Telephone:       (312) 904-8840
Facsimile:       (312) 904-8835

with a copy to:

ABN AMRO Bank N.V.,
One PPG Place, Suite 2950
Pittsburgh, Pennsylvania 15222-5401

Attention:       Mr. Christopher S. Helmeci
Telephone:       (412) 566-0984
Facsimile:       (412) 566-2266

If to the Agent:

ABN AMRO Bank N.V., Chicago Branch
Central Processing Unit
135 South LaSalle Street
Suite 2805
Chicago, Illinois 60603

Attention:       Credit Administration
Telephone:       (312) 904-8840
Facsimile:       (312) 904-8835

with a copy to:

ABN AMRO Bank N.V.,
One PPG Place, Suite 2950
Pittsburgh, Pennsylvania 15222-5401

Attention:       Mr. Christopher S. Helmeci
Telephone:       (412) 566-0984
Facsimile:       (412) 566-2266

or such additional parties and/or other address as such party may hereafter designate (provided, however, in no event shall either party be obligated to notify, in the aggregate, more than five (5) designees of the other party), and shall be effective upon receipt or refusal thereof.

                                  ARTICLE XXXI

         31.1    Miscellaneous.

         Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease, including any right or option described in Articles XV, XVI, XX, XXI or XXII, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former president of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

         31.2    Amendments and Modifications.

         Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease, any Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

         31.3    Successors and Assigns.

         All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         31.4    Headings and Table of Contents.

         The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         31.5    Counterparts.

         This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         31.6    GOVERNING LAW.

         THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAW OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

         31.7    Limitations on Recourse.

         The parties hereto agree that the Lessor shall have no personal liability whatsoever to the Lessee or its respective successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that the Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in Section
8.1 of the Participation Agreement or (c) for any Taxes based on or measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso: (i) the Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of the Lessor to the Lessee are solely nonrecourse obligations, except to the extent that it has received payment from others and are enforceable solely against the Lessor's interest in the Property; and (iii) all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor.

         31.8    Original Lease.

         The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.


                                          ABN AMRO BANK N.V., as Lessor



                                          By: /s/ CHRISTOPHER S. HELMECI
                                             --------------------------------
                                          Name:  Christopher S. Helmeci
                                          Title:  Vice President



                                          By: /s/ LOUIS K. MCLINDEN, JR.
                                             --------------------------------
                                          Name:  Louis K. McLinden, Jr.
                                          Title:  Vice President





                                          CHASE BRASS & COPPER COMPANY, INC.,
                                          a Delaware corporation, as Lessee



                                          By: /s/ M.T. SEGRAVES
                                             --------------------------------
                                          Name: M.T. Segraves
                                               ------------------------------
                                          Title: CFO
                                                -----------------------------

COMMONWEALTH OF PENNSYLVANIA      )
                                  )  SS.:
COUNTY OF ALLEGHENY               )

Before me, the undersigned, a Notary Public within and for the State and County aforesaid, personally appeared Christopher S. Helmeci, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be an Vice President of ABN AMRO BANK N.V., the within named bargainor, a corporation, and that he as such Vice President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Vice President.

WITNESS my hand and seal, at office, on this the 22nd day of December, 1997.


                                             /s/ SUSAN T. MARTIN
                                             --------------------------------
                                             Notary Public



My Commission Expires:


            Notary Seal
  Susan T. Martin, Notary Public
  Pittsburgh, Allegheny County
My Commission Expires Oct. 3, 1993
--------------------------------------------
Member, Pennsylvania Association of Notaries

COMMONWEALTH OF PENNSYLVANIA      )
                                  )  SS.:
COUNTY OF ALLEGHENY               )

Before me, the undersigned, a Notary Public within and for the State and County aforesaid, personally appeared Louis K. McLinden, Jr., with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be an Vice President of ABN AMRO BANK N.V., the within named bargainor, a corporation, and that he as such Vice President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Vice President.

WITNESS my hand and seal, at office, on this the 22nd day of December, 1997.



                                             /s/ SUSAN T. MARTIN
                                             --------------------------------
                                             Notary Public



My Commission Expires:


            Notary Seal
  Susan T. Martin, Notary Public
  Pittsburgh, Allegheny County
My Commission Expires Oct. 3, 1993
--------------------------------------------
Member, Pennsylvania Association of Notaries

STATE OF OHIO             )
                          )  SS.:
COUNTY OF WILLIAMS        )

Before me, the undersigned, a Notary Public within and for the State and County aforesaid, personally appeared M.T. Segraves, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the CFO of CHASE BRASS & COPPER COMPANY, INC., the within named bargainor, a corporation, and that he as such CFO, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such CFO.

WITNESS my hand and seal, at office, on this the 22nd day of December, 1997.




                                             /s/ LORI M. DOUGLASS
                                             --------------------------------
                                             Notary Public



My Commission Expires:


        LORI M. DOUGLASS
   Notary Public, State of Ohio
My Commission Expires Oct. 28, 2000
-----------------------------------------

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of December 23, 1997.


                                      ABN AMRO BANK N.V., as Agent



                                      By: /s/ CHRISTOPHER S. HELMECI
                                         -----------------------------------
                                      Name:  Christopher S. Helmeci
                                      Title:  Vice President



                                      By: /s/ LOUIS K. McLINDEN, JR.
                                         -----------------------------------
                                      Name:  Louis K. McLinden, Jr.
                                      Title:  Vice President